SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 28, 2013 (March 13, 2010)

Date of Report (Date of earliest event reported)

BRAZIL INTERACTIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26108

(Commission File No.)

94-2901715

(IRS Employer Identification No.)

801 Brickell Avenue, Suite 900, Miami, Florida 33131

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 789-6621

NATUREWELL, INCORPORATED

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

This Amendment No. 2 to our Current Report on Form 8-K (the “Amendment”) hereby amends our Amendment No. 1 to our Current Report on Form 8-K dated April 21, 2013, which we filed with the Securities and Exchange Commission (“SEC”) on June 11, 2013 (the “First Amended Filing”). This Amendment is being filed for the purpose of responding to certain SEC comments which requires the inclusion of additional information not contained in the First Amended Filing, specifically an updated auditor's letter in Exhibit 99.1 relating to the Company's restatement of its previously disclosed financial statements.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Amendment No. 2 to Current Report on Form 8-K of Brazil Interactive Media, Inc. (formerly named Naturewell, Incorporated), a Delaware Corporation (the “Company”), as well as other filings with the Securities and Exchange Commission (“SEC”) and the Company’s press releases contain statements relating to future results, plans, assumptions, assessments and information, including certain projections and business trends, that constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements, including, without limitation, risks related to our business and risks associated with our securities. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, and data contained in the Company’s records and other data available from third parties. There can be no assurance that management’s expectations, beliefs or projections will be achieved or accomplished. Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this Current Report and in other disclosures.  The Company’s future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the Company’s other filings with the SEC. Actual results may differ materially from those expressed or implied by forward-looking statements. The Company disclaims any obligation to revise any forward-looking statements to reflect the occurrence, or lack thereof, of events or circumstances after the date such forward-looking statements were made, except as required by law.

Under the Agreement and Plan of Merger (the “Merger Agreement”), as described more fully below, Naturewell, Incorporated (“Naturewell” or the “Company”) became the ultimate parent company of Brazil Interactive Media, Inc., a Delaware corporation (“Brazil Interactive Media”). In accordance with the terms of the Merger Agreement, Naturewell filed a certificate of amendment to change its name to “Brazil Interactive Media, Inc.”, and Brazil Interactive Media changed its name to “BIMI, Inc.” The Company also decreased its authorized capital from 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01, to 100,000,000 shares of common stock, par value $0.00001, and 5,000,000 shares of preferred stock, par value $0.01.

Unless otherwise provided in this Amendment, all references in this Current Report to “we,” “us,” “Company,” “our,” “Brazil Interactive Media, Inc.,” “Naturewell”, or the “Registrant” refer to the combined entity, Brazil Interactive Media, Inc. together with its wholly-owned subsidiary, BIMI Inc., and Brazil Interactive Media’s Brazilian subsidiaries, Brazil Interactive Media Participações, Ltda and EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda. Unless otherwise indicated in this Amendment, all references in this Current Report to the Company’s Board of Directors shall refer to the Board of Directors of Brazil Interactive Media, Inc., which was appointed in conjunction with the closing of the Merger Agreement. The business operations of Brazil Interactive Media, Inc. following the transaction consist of those of its Delaware subsidiary, BIMI Inc., and BIMI Inc.’s subsidiaries located in the Federal Republic of Brazil.

Item 1.01

Entry Into a Material Definitive Agreement

On March 13, 2013 (the “Closing Date”), Naturewell, Incorporated, a Delaware corporation, entered into a merger agreement (the “Merger Agreement”) with Brazil Interactive Media, Inc., a Delaware corporation, and Naturewell’s wholly-owned subsidiary, BIMI Acquisition Corp., a Delaware corporation incorporated by the Company on February 20, 2013 specifically for the purpose of consummating the Merger Agreement (the “Merger Sub”), pursuant to which the Company acquired all of the issued and outstanding shares of Brazil Interactive Media (the “Brazil Interactive Media Shares”). Prior to entering into the Merger Agreement, there was no relationship between the Company or its affiliates and Brazil Interactive Media, other than in respect of the Merger Agreement and the transactions contemplated thereby.

In accordance with the Merger Agreement, the shareholders of Brazil Interactive Media (the “Brazil Interactive Media Shareholders”) were issued an aggregate of 3,740,000 shares of Series G Convertible Preferred Stock of the Company (the “Series G Convertible Preferred Stock”) in exchange for all of the issued and outstanding Brazil Interactive Media Shares, or approximately 4 shares of the Company’s Series G Convertible Preferred Stock for every Brazil Interactive Media share held by the Brazil Interactive Media Shareholders (the “Share Exchange”).

The Merger Agreement and subsequent events are discussed in more detail in Item 2.01 below, which information is hereby incorporated by reference into this Item 1.01. A copy of the Merger Agreement was filed in the Original Filing as Exhibit 2.1 to this Current Report, and is hereby incorporated by reference into this Item 1.01. Capitalized terms used herein not otherwise defined shall have the meanings assigned to them in the Merger Agreement.

Item 2.01

Completion or Acquisition or Disposition of Assets

On the Closing Date, the Company entered into the Merger Agreement with the Company’s Merger Sub and Brazil Interactive Media. In accordance with the Merger Agreement, the Brazil Interactive Media Shareholders were issued an aggregate of 3,740,000 shares of Series G Convertible Preferred Stock for all of the issued and outstanding Brazil Interactive Media Shares, or approximately 4 shares of the Company’s Series G Convertible Preferred Stock for every Brazil Interactive Media share held by the Brazil Interactive Media Shareholders, in the Share Exchange.

On March 27, 2013, the effective date (“the Effective Date”) of the merger (the “Merger”), as provided for in the Merger Agreement, the Company and Brazil Interactive Media filed a certificate of merger with the state of Delaware, causing the merger of the Merger Sub into Brazil Interactive Media pursuant to Delaware Law. Brazil Interactive Media was the surviving company and became a wholly-owned subsidiary of Naturewell. As a result of the Merger, Brazil Interactive Media’s name was changed to BIMI, Inc. A copy of the Certificate of Merger is filed as Exhibit 3.1 to this Amendment, and is hereby incorporated by reference into this Item 2.01.

On May 16, 2013, pursuant to the Merger Agreement, the Company filed a certificate of amendment (the “Certificate Amendment”) with the state of Delaware, effecting a reverse stock split at a ratio of 8,484 to one, reducing the Company’s authorized shares, and changing the name of the Company to Brazil Interactive Media, Inc. A copy of the Certificate Amendment is filed as Exhibit 3.2 to this Amendment, and is hereby incorporated by reference into this Item 2.01.

Before the consummation of the Merger, the Company had 2,448,665,750 shares of Common Stock, 19,000,000 shares of Series A Common Stock, 3,115 shares of Series E Convertible Preferred Stock, and 75 shares of Series C Convertible Preferred Stock issued and outstanding. In accordance with the Merger Agreement, the Company converted all shares of Series A Common Stock to 19,000,000 shares of regular common stock on March 11, 2013, all shares of Series E Convertible Preferred Stock to 4,152,295 shares of common stock on March 11, 2013, and all outstanding senior convertible notes to 210,746 shares of Series G Convertible Preferred Stock and 8,220,150 shares of Common Stock on March 11, 2013. The company issued 3,740,000 Shares of Series G Convertible Preferred Stock in exchange for the BIMI common stock on March 13, 2013. On March 22, 2013, the Company issued 2,500 shares of Series H Convertible Preferred Stock. For information about recent sales of unregistered securities, see Item 3.02 of this Amendment. On May 14, 2013, the Company converted all shares of Series C Convertible Preferred Stock to 1,875,000 shares of Common Stock.

As a result, at the time of filing of the Certificate Amendment, 2,481,913,195 shares of Common Stock were issued and outstanding, 3,970,746 shares of Series G Convertible Preferred Stock, issued in connection with the Merger Agreement, were issued and outstanding, and 2,500 shares of Series H Convertible Preferred Stock were issued and outstanding. After the effects of the reverse split implemented by the Certificate Amendment, there were 292,917 shares of the Company’s Common Stock issued and outstanding, 3,970,746 shares of the Company’s Series G Convertible Preferred Stock issued and outstanding, and 2,500 shares of Series H Convertible Preferred Stock issued and outstanding. As a result of the Certificate Amendment, the Company decreased its authorized capital from 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01, to 100,000,000 shares of common stock, par value $0.00001, and 5,000,000 shares of preferred stock, par value $0.01.

According to the Certificate of Designation establishing the Series G Convertible Preferred Stock, the Series G Convertible Preferred Stock is subject to an automatic forced conversion one business day following the date that a sufficient number of authorized and unissued shares of Common Stock becomes available to facilitate the conversion. By operation of the reverse stock split, filed on May 16, 2013, sufficient authorized and unissued shares of Common Stock became available, triggering an automatic conversion of all issued and outstanding Series G Convertible Preferred Stock to Common Stock. Those common shares in conversion of the Series G Convertible Preferred Stock have not yet been issued as of the date hereof. In accordance with a condition to the closing of the Merger Agreement, the Company will require that the newly-issued Common Stock upon the conversion of the Series G Convertible Preferred Stock shall be subject to Lock Up and Leak Out Agreements that restrict the transferability of such Common Stock as more fully described therein.

As a result of the Certificate Amendment and after the issuance of common shares in conversion of the Series G Convertible Preferred Stock, the Company expects to have approximately 40,000,000 shares of Common Stock issued and outstanding and 2,500 shares of Series H Convertible Preferred Stock issued and outstanding. The former Brazil Interactive Media Shareholders will then hold approximately 93.5% of the issued and outstanding Common Stock of the Company and the remaining 6.5% will be held by certain pre-merger shareholders. Although the Company has not yet, as of the date hereof, issued common stock in conversion of the Series G Convertible Preferred Stock, we expect to do so in the near future, predicated upon the execution of the Lock Up and Leak Out Agreements as a condition of the Merger Agreement.

Prior to the filing of the Certificate Amendment, the Company’s authorized capitalization consisted of 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01. However, pursuant to the terms of the Merger Agreement, the Company filed the Certificate Amendment and decreased its authorized capital from 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01, to 100,000,000 shares of common stock, par value $0.00001, and 5,000,000 shares of preferred stock, par value $0.01.

As a result of the Merger Agreement, and effective upon the date thereof, Mr. James R. Arabia and Mr. Matthew Malesek resigned as Chief Executive Officer and Chief Financial Officer, respectively, and as directors of the Company. Also as a result of the Merger Agreement, and effective upon the date thereof, Mr. Themistocles Psomiadis became the Chief Executive Officer and a director of the Company, and Mr. Jesus Quintero became the Chief Financial Officer of the Company.

For accounting purposes, we will account for the assets and liabilities of the Company and Brazil Interactive Media on a consolidated basis at their historical cost, as presented in Exhibit 99.1.

We have begun to file annual and quarterly reports based upon the fiscal year-end of Brazil Interactive Media, which is December 31.

FORM 10 INFORMATION

THE BUSINESS

Corporate Overview

Brazil Interactive Media, Inc., a Delaware corporation formed on September 24, 2001 under the name of Naturewell, Incorporated, is a public company quoted on the Over-the-Counter Bulletin Board under the symbol "NAWL." In conjunction with the Merger, the Company has applied for a new stock symbol more representative of the Company’s new name. The Company was formerly engaged in the research and development of healthcare products intended for a variety of conditions. On May 9, 2008, the Company completed the sale of essentially all of its assets. As a result of the sale of its assets, the Company became a shell company as defined under Rule 12b-2 of the Exchange Act.

On March 13, 2013, the Company entered into the Merger Agreement with Brazil Interactive Media, as described above. In accordance with the terms of the Merger Agreement, the Company issued 3,740,000 shares of Series G Convertible Preferred Stock to the Brazil Interactive Media Shareholders, which constitutes approximately 94% of the post-exchange issued and outstanding Series G Convertible Preferred Stock. Subsequent to the reverse split, the Series G Convertible Preferred Stock was subject to an automatic forced conversion into Company common stock at a conversion rate that equals approximately 93.5% of the post-transaction issued and outstanding common stock. Those common shares in conversion of the Series G Convertible Preferred Stock have not yet been issued as of May 30, 2013. In accordance with a condition to the closing of the Merger Agreement, the Company will required that the Common Stock newly issued upon the conversion of the Series G Convertible Preferred Stock be subject to Lock Up and Leak Out Agreements that restrict the transferability of that Common Stock.

Pursuant to the conversion ratios in the Merger Agreement, after the reverse split and issuance of common stock in conversion of Series G Convertible Preferred Stock, the former Brazil Interactive Media Shareholders will hold approximately 93.5% of the issued and outstanding Common Stock of the Company and the remaining 6.5% will be held by the Company's pre-merger shareholders. Also pursuant to the Merger Agreement, the Company decreased its authorized capital from 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01, to 100,000,000 shares of common stock, par value $0.00001, and 5,000,000 shares of preferred stock, par value $0.01. Subsequent to the Merger, the Company changed its corporate name to Brazil Interactive Media, Inc. and has applied for a new stock symbol that more appropriately reflects the new name of the Company.

Corporate History of Brazil Interactive Media

BIMI, Inc. (“Brazil Interactive Media”), a corporation organized under the laws of Delaware on September 11, 2012, is the parent company of Brazil Interactive Media Participações, Ltda., a Brazilian holding company, which through its wholly-owned subsidiary EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda. (“EsoTV”), combines live television broadcasts with a telecommunications component to create live, interactive television programming for the Brazilian viewing public. Brazil Interactive Media, Brazil Interactive Media Participações, Ltda. and EsoTV shall be collectively referred to herein as “Brazil Interactive Media”. Brazil Interactive Media’s Brazilian subsidiary, EsoTV, was founded and commenced operations in 2008. There is no relationship whatsoever between the Company nor any of its subsidiaries with the website US.Eso.TV.

Using its São Paulo, Brazil-based studios, Brazil Interactive Media has created a broadcast platform enabling the Company to live feed its proprietary interactive programming to the entire Brazilian television market. The Company creates income by generating telephone call traffic through co-billing contracts with Brazilian telecommunications providers.

Current Business of our Company

As a result of the Merger, the Company, through its wholly-owned subsidiary, Brazil Interactive Media, commenced the business of producing live TV shows with an interactive telephone calling component using its own unique and proprietary programs that include quiz shows, games, psychics and live chat formats. The Company’s program content reaches the nationwide Brazilian television audience via an in-studio satellite signal uplink to a variety of Brazilian TV broadcast networks.

At its facilities in São Paulo, Brazil, the Company operates two modern television studios, producing and transmitting via satellite live television content to TV stations throughout Brazil. Although the Company currently broadcasts throughout Brazil, and has no plans at this time to broadcast to countries outside of Brazil, the Company has the capacity to broadcast the same signal throughout Latin America. Through the negotiation and purchase of block television time for strategic times and networks, the Company is able to distribute its content directly to its target audience throughout Brazil. Brazil Interactive Media currently leases two satellite uplinks and produces three daily live shows, providing 13 hours of live television program content daily. Brazilian television viewers participate in the shows in real time via telephone, calling into the Company’s voice system to participate in the show formats, which, depending on the particular show, could include the chance to respond to a question live on the air, or participate in a presenter’s conversation with other audience members. Audience participants calling in dial telephone numbers belonging to the Company’s telecommunications partners. The Company’s Brazilian telecommunications partners charge audience participants various per-minute rates for the incoming calls and share a portion of the revenue with the Company.

The Company currently broadcasts its programs on four Brazilian television channels: MixTV, VTV, Rede Brasil and Terra Viva. The programs may be seen those channels in the daytime slot, from 11 am until 2 pm, and in the early morning slot, from 12 am until 3 am. Programming channels and time slots vary from time to time as the Company negotiates block media times in advance and introduces new programs periodically in order to best reach its target audience.

The Company’s target audience is members of the Brazilian television viewing public who use cellular telephones. There are more than 264 million active cellular telephone lines in Brazil, which means the country has approximately 1.3 cellular telephone lines per inhabitant. Due to the Company’s business model, where income flows from third-party telecommunications providers who bill the Company’s customers directly, the Company does not have access to comprehensive or detailed information regarding the Company’s customers. However, based on years of experience monitoring the financial results of the Company’s television programs, the Company attempts to design its programs to appeal to male and female television viewers of all social classes and primarily middle class economic means between the ages of 18 and 50.

The Company is substantially dependent upon business with a Brazilian telecommunications partner, Brasil Telecom (operating in Brazil under the commercial name of “Oi Telecom”). It is not known what portion of Oi Telecom’s total revenue comes to the Company, and the Company receives more than 90% of the Company’s income from this continuing contract with Oi Telecom, by which the Company monetizes the sale of the major part of its services to the public.

Brasil Telecom (“Oi Telecom”) (Oi S.A.: BOVESPA: OIBR3, OIBR4; NYSE: OIBR.C, OIBR), is one of Brazil’s largest telecommunications companies, offering services including mobile and fixed telephone services, data transmission, broadband internet services, and paid residential television and internet services throughout the Brazilian territory. Oi Telecom is an important business partner for the Company because Oi Telecom is licensed by Brazil’s telecom regulator ANATEL to provide cellular telephone services in every Brazilian state, and Oi Telecom pays the Company on advantageous terms, at 40 days after the end of the applicable monthly accounting period. The Company is Oi Telecom’s largest provider of voice-added services.

The Company’s Content Provision and Service Agreement (co-billing service contract) with Oi Telecom (the “Oi Telecom Contract”) was signed between Oi Telecom and EsoTV on October 1, 2010. The summary of the material terms and conditions of the Content Provision and Service Agreement in this Amendment is qualified in its entirety by reference to the English translation of the full text of such document, the same being filed herewith as Exhibit 10.2 and incorporated herein by reference. The original document is written in the Portuguese language and the Portuguese version supersedes the English translation. A summary of the material terms of the Oi Telecom Contract are as follows.

The Oi Telecom Contract is effective for 36 months from the date of signing and is extendable by its terms for equal periods upon renovation by the parties. The Company and Oi Telecom are currently discussing the renovation of the existing contract on equal terms. By the terms of the contract, Oi Telecom provides active designated telephone numbers to the Company, the Company provides the voice content system for the numbers, and publicizes the telephone numbers provided by Oi Telecom via television broadcast. Oi Telecom pays to the Company a value per minute of call traffic handled by Oi Telecom, with the call value being determined by the class of call, total volume of monthly call traffic, and whether the call is originated within the Oi Telecom system. Classes of call traffic are local (VC-1), intrastate (VC-2), and interstate (VC-3).

Calls originated within the Oi Telecom system are “on net” calls, and calls originated from outside the Oi Telecom system are “off net” calls. Total monthly volume ranges are under one million minutes per month, from one million minutes per month to up to two million minutes per month, and over two million minutes per month. The contractual values that Oi Telecom pays the Company range from R$ 0.115 per minute for all classes of calls at all volumes that originate within the Oi Telecom system, to R$ 0.35 per minute for long distance calls originating from outside the Oi Telecom system. Payment is due to the Company at 40 days after the close of the month. The following chart illustrates the payment structure contained in the Oi Telecom contract.

Monthly Minutes	Gross Per-Minute Values
	VC-1/VC-2/VC-3 on net	VC-1 off net	VC-2/VC-3 off net
Up to 1 million monthly minutes	R$ 0.115	R$ 0.22	R$ 0.30
From 1 million up to 2 million monthly minutes	R$ 0.115	R$ 0.25	R$ 0.33
Above 2 million monthly minutes	R$ 0.115	R$ 0.25	R$ 0.35

Although not substantially dependent on the contract, the Company also receives income from a second Brazilian Telecommunications partner, Falkland Tecnologia em Comunicações S.A. (operating in Brazil under the commercial name of “IP Corp”). The Company’s Telecommunications Support Service Provision Agreement (co-billing service contract) with Falkland Tecnologia em Comunicações S.A. (“IP Corp”) (the “IP Corp Telecom Contract”) was signed between IP Corp and EsoTV on September 21, 2011. A summary of the material terms of the IP Corp Telecom Contract are as follows.

The IP Corp Telecom Contract is effective for 12 months from the date of signing and is extendable by its terms for equal periods upon renovation by the parties. The contract was last extended on October 19, 2012. By the terms of the contract, IP Corp provides active designated telephone numbers to the Company, the Company provides the voice content system for the numbers, and publicizes the telephone numbers provided by IP Corp via television broadcast. IP Corp pays to the Company a value of R$1.00 per minute of call traffic handled by IP Corp, on thirty day terms.

Patents and Trademarks

The Company has applied for several trademarks with the Brazilian patent and trademark office.

Competition

The Company is unaware of any direct competitors in the Brazilian television market.

Employees

The Company contracts with thirty-six independent technical television engineers, television production staff, financial staff, and clerical and administrative support persons on an on-going as-needed basis. The majority of our third-party contractors are members of a Brazilian television industry labor union, in accordance with Brazilian law. There are no employment agreements.

Regulatory Approvals Required

None.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

A copy of any public filing is also available, at no charge, by contacting us at telephone no. (305)789-6621.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report before making an investment decision with regard to our securities. The statements contained in or incorporated into this Current Report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline.

Risks Relating to Our Business

Our success depends on our management team, the loss of any of whom could disrupt our business operations.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of our management team, particularly our CEO, Themistocles Psomiadis, and our CFO, Jesus Quintero.  We cannot ensure that we will be able to retain the services of such officers and our failure to retain them could adversely affect our operations.  We do not currently have employment agreements executed with these two executives but anticipate entering into such agreements definitively in the near future. Further, we do not currently carry key-man life insurance on any of our executive officers.

Investors may have limited recourse against the majority owner, who is a resident of Brazil.

The Company’s operating subsidiary is located in Brazil, and the principal majority owner of the company is a foreign national and resident of Brazil. As a result, investors may have limited legal recourse against them in the United States.

If our products and services do not achieve market acceptance, our business will be materially and adversely affected.

Our success will depend upon widespread market acceptance of our product and any future products and services which we may offer.  There can be no assurance as to the overall acceptance by our targeted customers of the product and services that we offer. There can be no assurance that the market for these products and/or services will develop or be sustained.

We may not be able to manage our growth effectively.

The expansion necessary for us to fully exploit the market for our products and services requires an effective planning and management process.  Growth, if it occurs, will likely place a significant strain on our managerial, operational and financial resources.  To manage our growth, we must implement and improve our operational system and expand, train and manage our employee base.  There can be no assurance that our systems, procedures or controls will be adequate to support operations or that management will be able to achieve the expansion necessary to fully exploit the market for our products and services, and the failure to do so would have a material adverse effect on our business, operations and financial condition.

We could be materially adversely affected by changes or imbalances in foreign currency exchange and other rates.

Given the location of our business in the country of Brazil, we have significant exposures to risks related to changes in foreign currency exchange rates, and interest rates, which can have material adverse effects on our business. For example, significant strengthening of the Brazilian Real relative to the U.S. dollar would affect the profitability of our U.S. parent company. In addition, in preparing our consolidated financial statements, we translate our revenues and expenses outside the U.S. into U.S. Dollars using the average foreign currency exchange rate for the period and the assets and liabilities using the foreign currency exchange rate at the balance sheet date. As a result, foreign currency fluctuations and the associated translations could have a material adverse effect on our results of operations.

Our business outside the U.S. exposes us to additional risks that may materially adversely affect our business.

Our business income is generated outside the U.S. We are pursuing growth opportunities for our business in the Federal Republic of Brazil. Operating in a foreign country exposes us to political, economic, and other risks, as well as multiple foreign regulatory requirements that are subject to change, including:

•	Economic downturns in foreign countries or geographic regions where we have significant operations, such as Brazil;
•	Economic tensions between governments and changes in international trade and investment policies, including imposing restrictions on the repatriation of dividends, especially between the United States and Brazil;
•	Foreign regulations restricting our ability to market our products in those countries;
•	Differing labor regulations and union relationships;
•	Consequences from changes in tax laws;
•	Difficulties in obtaining financing in foreign countries for local operations; and
•	Political and economic instability, natural calamities, war, and terrorism.

The effects of these risks may, individually or in the aggregate, materially adversely affect our business.

We may not be able to obtain sufficient capital and may be forced to limit the scope of our operations or discontinue operations.

If adequate additional financing is not available when needed, we may not be able to undertake any planned operational expansions and as a result, we may have to modify our business plans accordingly, or may be required to discontinue our business operations. There is no assurance that additional financing will be available to us when needed, or if made available, that such will be on terms favorable to us.  Further, any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to those granted to existing shareholders.

If we are not able to adequately protect our intellectual property, other parties may develop competing products and/or services that utilize our intellectual property.

Although we have filed trademark applications in Brazil, as of this time we have not yet obtained any registered trademarks or patents over our products.  We intend to obtain trademark and copyright law, patent law and trade secret protection for our products and services.  At this time, we have submitted several trademark applications to the Brazilian government, to protect our intellectual property, which are being processed, however, no assurance can be made that third parties will not develop competing products that imitate or utilize our intellectual property.

In addition, there can be no assurance that other parties will not assert infringement claims against us.  Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management’s attention and resources or require us to enter into royalty or licensing agreements.  There can be no assurance that such licenses would be available on commercially reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on our business, financial condition and operations.

Risks Associated with our Securities

Our securities are restricted securities with limited transferability

Our securities should be considered a long-term, illiquid investment. Our common stock has not been registered under the Securities Act of 1933 (the “Act”), and cannot be sold without registration under the Act or any exemption from registration. In addition, our common stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions, a shareholder will likely find it difficult to liquidate an investment in our common stock.

We are subject to penny stock rules which will make the shares of our common stock more difficult to sell.

We are subject to the SEC’s “penny stock” rules since our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock in the future.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect the relative value of the Company. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for a loans.

SELECTED FINANCIAL DATA

Not applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Amendment. This Amendment contains certain forward-looking statements and the Company's future operating results could differ materially from those discussed herein. Certain statements contained in this Amendment, including, without limitation, statements containing the words “believes”, “anticipates,” “expects” and the like, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act.

The management’s discussion and analysis of financial condition and results of operations set forth below is based on the audited financial statements of Brazil Interactive Media Inc. and its subsidiary as of December 31, 2012 and 2011, and the related statements of operations, shareholders' equity and cash flows for years ended December 31, 2012 and 2011. A copy of these financial statements is filed herewith as Exhibit 99.1 hereto.

Overview

BIMI, Inc. (“Brazil Interactive Media”), a corporation organized under the laws of Delaware on September 11, 2012, is the parent of Brazil Interactive Media Participações, Ltda., a Brazilian holding company, which through its wholly-owned subsidiary EsoTV Promoção Publicidade Licenciamento e Comércio Ltda. (“EsoTV”), combines live television broadcasts with an interactive telephone calling component using its own unique and proprietary program formats that include quiz shows, games, psychics and live chat formats. Brazil Interactive Media, Brazil Interactive Media Participações, Ltda. and EsoTV shall be collectively referred to herein as “BIMI”. There is no relationship whatsoever between the Company nor any of its subsidiaries with the website US.Eso.TV. BIMI commenced operations in 2011. BIMI’s program content reaches the nationwide Brazilian television audience via an in-studio satellite signal uplink to Brazilian television broadcasting companies. BIMI creates income by generating telephone call volume and sharing the resulting revenue by means of co-billing contracts with Brazilian telecommunications providers.

At its facilities in São Paulo, Brazil, BIMI operates two modern television studios, producing and transmitting via satellite live television content to TV stations throughout Brazil. Through the negotiation and purchase of block television time for strategic times and networks, BIMI is able to distribute its content directly to its target audience throughout Brazil. BIMI currently leases two satellite uplinks and produces three daily live shows, providing 13 hours of live television program content daily. Brazilian television viewers participate in the shows in real time through “pay-per-calls”. BIMI’s Brazilian telecommunications partners charge audience participants various per-minute rates for the incoming calls and share a portion of the revenue with BIMI.

Results of Operations

For the years ended December 31, 2012 and 2011

Revenues

BIMI had revenues of $3,949,624 and $2,035,416 for the years ended December 31, 2012 and 2011, respectively. Pursuant to the telecommunications co-billing contracts entered between BIMI and its Brazilian telecommunications providers, BIMI obtained its revenues from BIMI’s portion of charge on the incoming calls related to the live shows. The increase by $1,914,208 during the year of 2012 was due to the revenues in 2011 representing seven-month operation in BIMI, which commenced operations in June of 2011.

Cost of Sales

Cost of sales consists primarily of media cost, leasing expenses related to satellite uplinks and other costs directly attributable to the provision of services. During the year ended December 31, 2012, BIMI had $2,518,980 in cost of sales, or 63.8% of sales revenue. During the year ended December 31, 2011, BIMI had $1,195,695 in cost of goods sold, or 58.7% of sales revenue. The increase by $1,323,285 during the year of 2012 was due to the cost of sales in 2011 representing seven-month operation in BIMI, which commenced operations in June of 2011.

Expenses

BIMI had operating expenses of $1,017,224 and $749,989 for the years ended December 31, 2012 and 2011, respectively. The increase by $267,235 during the year of 2012 was due to the increase in other taxes by $221,436, the increase in rent by $75,921, and the increase in other general and administrative expenses by $110,957. BIM commenced operations in June of 2011 so that the operating expenses in 2011 represented only seven-month operation in BIMI.

Income Taxes

BIMI is subject to Brazil enterprises income tax at the applicable tax rates on the taxable income as reported in its Brazilian statutory accounts in accordance with the relevant enterprises income tax laws applicable to domestic enterprises. During the years ended December 31, 2012 and 2011, BIMI had income taxes of $303,679 and $19,646, respectively.

Liquidity and Capital Resources

Operating Activities

Net cash used in operating activities was $194,127 during the year ended December 31, 2012, compared to net cash of $188,544 provided by operating activities during the year ended December 31, 2011. Negative cash flow from operation during the year ended December 31, 2012 was due to the increase in accounts receivable in amount of $354,904 and other receivable write-off by $390,000. Positive cash flow from operation during the year ended December 31, 2011 was due primarily to the net income of $55,880, plus the increase in accounts payable and tax payable in amounts of $405,820 and $81,684, respectively, offset by the increase in accounts receivable and prepayments in amount of $176,709 and $178,132, respectively.

Investing Activities

Net cash used in investing activities was $8,450 during the year ended December 31, 2012, due solely to purchase of equipment. There was no cash flow from investing activities during the year ended December 31, 2011.

Financing Activities

Net cash provided by financing activities was $173,334 and $23,561 during the years ended December 31, 2012 and 2011, respectively. Positive cash flow from financing activities during the year ended December 31, 2012 was due to proceeds from note payable in the amount of $170,000, plus proceeds of $67,478 from bank loans, which was $114,860 during the year of 2011, offset by the repayment to bank loans in amount of $64,244, which was $91,299 during the year of 2011.

BIMI had cash of $146,331 on hand as of December 31, 2012, the most readily available recent date. Currently, BIMI does not have enough cash to fund its operations for the next twelve months. This is based on negative cash flows from operating activities and working capital deficit. BIMI will need to obtain adequate revenues to sustain operations for an additional year. BIMI cannot assure investors that adequate revenues will be generated. Without adequate revenues within the next twelve months, BIMI still anticipate being able to continue with its present activities, but BIMI may require financing to achieve operation and growth goals and to meet its working capital requirements. If BIMI is able to conduct an equity offering, there will be dilution to the current stockholders of the Company and to the investors that acquire shares in the offering; and if BIMI is able to conduct a debt offering, BIMI will likely be subject to various covenants on its business operations and may be required to make payments during the term of the securities.

BIMI anticipates that its operational, and general and administrative expenses for the next 12 months will total approximately $2,400,000. BIMI also does not expect any significant additions to the number of contracted service providers or employees, unless financing is raised. The foregoing represents its best estimate of its cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and its progress with the execution of its business plan.

Off Balance Sheet Arrangements

As of December 31, 2012, BIMI did not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Revenue Recognition

In accordance with guidance by paragraph 605-10-S99-1 of the FASB ASC for revenue recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company produces live TV shows including quizzes, games, psychics and talk show formats, which are distributed via its satellite signal to its distribution channels (TV stations). The Company currently leases two satellite uplinks and produces three live shows which provide 13 hours of daily live television programming. Members of the television audiences participate in real time through “pay-per-calls”. The local telecommunications providers charge various rates (per minute) for the incoming calls and share a portion of the revenue with the Company. Revenue is recognized by the Company when the minutes of calls from audiences are determined by the local telecommunications providers.

DESCRIPTION OF PROPERTY

The Company leases its principal office in the U.S.A. at 801 Brickell Avenue, Suite 901, Miami, Florida 33131. The Company’s subsidiary in Brazil leases approximately 25,000 square feet of offices and television studios in the city of São Paulo, Brazil. Current monthly rent in Miami is $290 and in Brazil is $10,000. A copy of the translated Brazilian lease agreement is filed herewith to this Amendment as Exhibit 10.1. The original document is written in the Portuguese language and the Portuguese version supersedes the English translation.

The Company has no plans to acquire any property in the immediate future. The Company believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More than Five Percent of the Common Stock:

The following table sets forth information regarding each stockholder who we know to beneficially own more than five percent of the Common Stock, as of June 5, 2013. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the voting securities shown as beneficially owned, subject to community property laws, where applicable. Beneficial ownership is determined under the rules of the SEC and includes any shares which the person has the right to acquire within 60 days after May 30, 2013 through the exercise of any stock option, warrant or other right.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Themistocles Psomiadis 151 W. Passaic Street Rochelle Park, NJ 07662	2,870,000 (2)	7.2%
Andrea Villas Boas 151 W. Passaic Street Rochelle Park, NJ 07662	32,800,000 (3)	82%
Michael Novielli 1110 Rt. 55, Suite 206 LaGrangeville, NY 12540	3,041,672 (4)	7.6%
Douglas H. Leighton 50 Commonwealth Ave., Suite 2 Boston, MA 02116	2,833,338 (5)	7.1%

(1)	The percentages are based on 40,000,000 shares of Common Stock to be outstanding upon issuance of Common Stock in conversion of Series G Convertible Preferred Stock, plus shares of Common Stock that may be acquired by the beneficial owner within 60 days of June 5, 2013, by exercise of preferred stock conversions and/or warrants.
(2)	Consists of shares of common stock issuable upon conversion of Series G Convertible Preferred Stock held in the name of Themistocles Psomiadis, Themistocles Psomiadis Pension Trust, and Brazilian Investment Group, LLC. Themistocles Psomiadis has sole voting and dispositive power over the securities in his name and the name of Themistocles Psomiadis Pension Trust, and shared voting and dispositive power over the securities in the name of Brazilian Investment Group, LLC.
(3)	Consists of shares of common stock issuable upon conversion of Series G Convertible Preferred Stock held in the name of Brazil Interactive Holdings, LLC. Andrea Villas Boas has sole voting and dispositive power over the securities.
(4)	In addition to previously-issued common stock (49,744 shares), includes shares of common stock issuable upon (i) conversion of Series G Convertible Preferred Stock (1,950,260 shares); (ii) conversion of Series H Convertible Preferred Stock (833,334 shares); and (iii) exercise of Five-Year Warrants (208,334 shares), held in the name of Dutchess Opportunity Fund II, LP, of which Douglas H. Leighton and Michael Novielli are each managing directors, and each have voting and dispositive power over the securities, and in the name Dutchess Global Strategies Fund LLC, of which Michael Novielli has sole voting and dispositive power over the securities.
(5)	In addition to previously-issued common stock (49,744 shares), includes shares of common stock issuable upon (i) conversion of Series G Convertible Preferred Stock (1,950,260 shares); (ii) conversion of Series H Convertible Preferred Stock (666,667 shares); and (iii) exercise of Five-Year Warrants (41,667 shares), held in the name of Dutchess Opportunity Fund II, LP, of which Douglas H. Leighton and Michael Novielli are each managing directors, and each have voting and dispositive power over the securities.

Security Ownership of Management

The following table sets forth information regarding the number of shares of each class of our equity securities owned by all directors and director nominees, our executive officers, and all executive officers and directors as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable. Beneficial ownership is determined under the rules of the SEC and includes any shares which the person has the right to acquire within 60 days after May 30, 2013 through the exercise of any stock option, warrant or other right.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Themistocles Psomiadis	2,870,000 (2)	7.2%
Alan T. Hawkins	1,270,000 (3)	3.2%
Michael Novielli	3,041,672 (4)	7.6%
Douglas H. Leighton	2,833,338 (5)	7.1%
Officers and Directors as a group	5,200,000	24%

(1)	The percentages are based on 40,000,000 shares of Common Stock to be outstanding upon issuance of Common Stock in conversion of Series G Convertible Preferred Stock, plus shares of Common Stock that may be acquired by the beneficial owner within 60 days of June 5, 2013, by exercise of preferred stock conversions and/or warrants.
(2)	Consists of shares of common stock issuable upon conversion of Series G Convertible Preferred Stock held in the name of Themistocles Psomiadis, Themistocles Psomiadis Pension Trust, and Brazilian Investment Group, LLC. Themistocles Psomiadis has sole voting and dispositive power over the securities in his name and the name of Themistocles Psomiadis Pension Trust, and shared voting and dispositive power over the securities in the name of Brazilian Investment Group, LLC.
(3)	Consists of shares of common stock issuable upon conversion of Series G Convertible Preferred Stock held in the name of Alan T. Hawkins and Brazilian Investment Group, LLC. Alan T. Hawkins has sole voting and dispositive power over the securities in his name and shared voting and dispositive power over the securities in the name of Brazilian Investment Group, LLC.
(4)	In addition to previously-issued common stock (49,744 shares), includes shares of common stock issuable upon (i) conversion of Series G Convertible Preferred Stock (1,950,260 shares); (ii) conversion of Series H Convertible Preferred Stock (833,334 shares); and (iii) exercise of Five-Year Warrants (208,334 shares), held in the name of Dutchess Opportunity Fund II, LP, of which Douglas H. Leighton and Michael Novielli are each managing directors, and each have voting and dispositive power over the securities, and in the name Dutchess Global Strategies Fund LLC, of which Michael Novielli has sole voting and dispositive power over the securities.
(5)	In addition to previously-issued common stock (49,744 shares), includes shares of common stock issuable upon (i) conversion of Series G Convertible Preferred Stock (1,950,260 shares); (ii) conversion of Series H Convertible Preferred Stock (666,667 shares); and (iii) exercise of Five-Year Warrants (41,667 shares), held in the name of Dutchess Opportunity Fund II, LP, of which Douglas H. Leighton and Michael Novielli are each managing directors, and each have voting and dispositive power over the securities.

Changes in Control

There are no arrangements known to us that may, at a subsequent date, result in a change of control of the Company.

MANAGEMENT

Directors, Executive Officers and Key Employees

The following individuals serve as the executive officers and key employees of our Company as of the Closing Date of the Merger Agreement. The executive officers of our Company are appointed by our board of directors and hold office as set forth in their respective employment agreements or until their earlier death, resignation or removal from office.

Name Position

Themistocles Psomiadis Chief Executive Officer, Director

Jesus Quintero Chief Financial Officer

Alan T. Hawkins Secretary

Andrea Villas Boas Key Employee

Michael A. Novielli Director

Douglas H. Leighton Director

Themistocles Psomiadis -  From December, 2012 to the present, Mr. Psomiadis has served as CEO and chairman of Brazil Interactive Media, Inc. Under the Merger Agreement, Mr. Psomiadis has also been appointed as CEO and director of the Company beginning on the Closing Date. From June, 2011 to September, 2012, Mr. Psomiadis was a consultant to Brazil Interactive Media’s Brazilian subsidiary EsoTV with Brazilian Investment Group, LLC. From 1970 to 2010, Mr. Psomiadis worked in the financial sector, serving as CFO of County Trust Company from 1970 to 1980 and from 2005 to 2010 with New York Life, where he was a partner. Also during that time, he started and developed several financial businesses. From 2009 to the present, he has served as executive director of Brazilian Investment Group, LLC. Mr. Psomiadis attended New York University and holds general securities Series 7, Series 63 and Series 66 licenses. He is fluent in English, Brazilian Portuguese, Spanish and Greek. The Company concluded that Mr. Psomiadis has the appropriate knowledge and skill to serve as director due to his years of experience in banking and finance, as well as his ability to speak Portuguese and his substantial knowledge and experience regarding the Brazilian business environment.

Jesus Quintero, CPA -  From January, 2013 to the present, Mr. Quintero has served as Brazil Interactive Media’s Chief Financial Officer. Pursuant to the Merger Agreement, Mr. Quintero was appointed as the CFO of the Company beginning on March 13, 2013, the Closing Date. The Company hired Mr. Quintero due to his considerable experience in public company accounting and SEC reporting. His experience in the telecommunications sector and with Latin American companies is particularly relevant to the Company’s business. Mr. Quintero’s public company financial experience began in 1990 as a senior financial analyst with the Wackenhut Corporation, a security services company and NASDAQ listed firm. From 1990 to 1995, Mr. Quintero was responsible for preparation of consolidated financial statements for SEC reporting purposes with Wackenhut, including responsibility for drafting 10-Q’s and 10-K’s. He consolidated the financials of 75 companies globally in his reports for Wackenhut. From 1996 to 2000, Mr. Quintero worked for CHS Electronics Inc. a computer distribution company listed on the NYSE, where he was the corporate controller and participated in several public stock offerings, preparing financial information for investor presentations as well as routine financial reporting. For CHS’s reporting, he consolidated the financial reports of 140 companies, mostly international. From March, 2005 to March, 2007, Mr. Quintero was a Vice President of Finance, Financial Controller and SEC Reporting Manager of Globetel Communications Corp., a NYSE-listed telecommunications company. From March, 2007 to July, 2008, Mr. Quintero served as Senior Corporate Controller and SOX Deputy Compliance Officer for Latin Node, Inc., a privately-held telecommunications company based in Miami, Florida. From November, 2009 to April, 2011, Mr. Quintero served as Corporate Accounting Manager for Aircraft Services of Miami, an aircraft maintenance company based in Miami, Florida. From April, 2011 to June, 2011, Mr. Quintero served as Regional Controller: Latin America for Avnet, Inc. (NYSE:AVT). From June, 2011 until January, 2013, Mr. Quintero worked as an accounting consultant for various private businesses in the South Florida area, including Plum TV, a television company.

His early career experience also includes tenure with PriceWaterhouse and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and has been a certified public accountant since 1994. None of the corporations where Mr. Quintero previously worked is a parent, subsidiary or other affiliate of the Company. He is fluent in English and Spanish, and conversant in Brazilian Portuguese.

Alan T. Hawkins - From September 2012 to the present, Mr. Hawkins has served as general counsel to Brazil Interactive Media, and under the Merger Agreement, has been appointed as the corporate secretary and general counsel of the Company beginning on the Closing Date. From 2009 to the present, he has been a managing director at Brazilian Investment Group, LLC, and a practicing attorney representing venture capital funds in operational, corporate and tax law matters, and representing private companies in transactional, corporate finance, venture capital, and general corporate matters. Mr. Hawkins earned a JD in 2005 from the University of Florida Law School in Gainesville, Florida, where he also studied Latin American Business and Language. He received his BA in Language from Fort Lewis College in Durango, Colorado in 2000. Mr. Hawkins has been a member of the Florida Bar Association from April, 2006 to the present. He is fluent in English, Brazilian Portuguese and Spanish.

Andrea Villas Boas - From November 28, 2012 until the present, Ms. Villas Boas has served as a director and key employee of Brazil Interactive Media, Inc. and due to the Merger Agreement, became the majority beneficial shareholder of the Company. From 2011 to the present, she has served as a key employee, managing human resources for the Company’s Brazilian subsidiary. From 1994 to 2001, Ms. Villas Boas worked as human resources manager at Chase Manhattan Bank in São Paulo, Brazil. From 2001 to 2004, she served as director of human resources at ING Bank in São Paulo. From 2005 to the present, she has provided consulting services to Brazilian banks and businesses with Minds and Methods, a Brazilian human resources and management consulting firm she founded in 2005. From 2007 to 2009, she served as a director of the Brazilian Human Resources Association. Ms. Villas Boas earned her MBA in Human Resources from the University of São Paulo’s FIA Business School in 2000 and was awarded her undergraduate degree in psychology from the Catholic University of São Paulo in 1988.

Michael Novielli – Since 1996 to the present, Mr. Novielli has served as a Managing Partner of Dutchess Capital, where he co-managed an investment portfolio of $125 million in assets and has made over $200 million in principal investments in emerging growth companies, within the U.S. domestic as well as global markets. Mr. Novielli co-manages risk assessment, oversees investment opportunities and deal origination in Asia and Latin America, as well as the firm’s legal and compliance matters. He is also a member of Dutchess’s investment committee and has 21 years of experience in securities, investment banking and asset management. Prior to founding Dutchess, Mr. Novielli began his investment career with PaineWebber and Co., where he served from 1992 to 1995. He received a Bachelor of Science degree in Business from the University of South Florida. The Company concluded that Mr. Novielli has the appropriate knowledge and skill to serve as director due to his years of experience in finance, as well as his qualifications in business management and development.

Douglas H. Leighton - Since 1996 to the present, Mr. Leighton has served as a Managing Partner of Dutchess Capital, where he co-managed an investment portfolio of $125 million in assets and has made over $200 million in principal investments in emerging growth companies, within the U.S. domestic as well as global markets. Mr. Leighton co-manages risk assessment, oversees investment opportunities and deal origination in North America, Europe and Australia, as well as trading and investor relations. He is also a member of Dutchess’s investment committee and has 22 years of experience in trading, investment banking and asset management. Prior to founding Dutchess, from 1990 to 1996, Mr. Leighton was president of Beacon Capital, a Boston-based investment banking firm. He received a combined Bachelor of Arts and Bachelor of Science in Economics and Finance from the University of Hartford. The Company concluded that Mr. Leighton has the appropriate knowledge and skill to serve as director due to his years of experience in finance, as well as his qualifications in business management and development.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1. Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Meetings of the Board

Our board of directors meets on a quarterly basis.

Board Committees

Our board of directors does not have any committees.  However, at such time in the future that we appoint independent directors to the board, we expect to form the appropriate board committees.

Director Independence

We do not have any independent directors.  Our determination of independence of directors is made by using the definition of “independent director” contained under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

EXECUTIVE COMPENSATION

As of the present time, Brazil Interactive Media has not entered into employment agreements with any of its executive management team and is not paying any executive compensation. However, the Company intends to enter into employment agreements with its officers and executive management in the near future.

Employment Contracts

As of the present time, Brazil Interactive Media has not entered into employment agreements with any of its executive management team and is not paying any executive compensation. However, the Company intends to enter into employment agreements with its officers and management in the near future.

Director Compensation

In the three most recent fiscal years, the Company has not paid any cash or other type of compensation to any Directors.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain key management personnel hold positions in another entity that results in them having control or significant influence over the financial or operating policies of that entity.  That entity transacted with the Company in the reporting period.  The terms and conditions of the transactions with key management personnel were no more favorable than those available, or which might reasonably be expected to be available, on similar transactions to non-key management personnel related entities on an arm’s length basis.

LEGAL PROCEEDINGS

We know of no material, pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's Common Stock is traded on the Over-the-Counter Pink Sheets under the symbol "NAWL." The following table sets forth the high and low closing prices per share for the Company's Common Stock for the prior three years:

	HIGH	LOW
Fiscal Year 2009:
First Quarter	0.0003	0.0001
Second Quarter	0.0008	0.0001
Third Quarter	0.0007	0.0002
Fourth Quarter	0.0005	0.0002
Fiscal Year 2010:
First Quarter	0.0003	0.0001
Second Quarter	0.0004	0.0002
Third Quarter	0.0007	0.0001
Fourth Quarter	0.0006	0.0002
Fiscal Year 2011:
First Quarter	0.0004	0.0002
Second Quarter	0.0002	0.0001
Third Quarter	0.0002	0.0001
Fourth Quarter	0.0001	0.0001

Holders

As of June 5, 2013, there were 468 holders of record of the Company’s common stock. Pacific Stock Transfer Company, of 4045 S. Spencer Street, Suite 403, Las Vegas, Nevada 89119, (702) 361-3033 (Phone), (702) 433-1979 (Fax), is the transfer agent for the Company’s common stock.

Before the Merger, the Company had 2,448,665,750 shares of Common Stock, 19,000,000 shares of Series A Common Stock, 3,115 shares of Series E Convertible Preferred Stock, and 75 shares of Series C Convertible Preferred Stock issued and outstanding. In accordance with the Merger Agreement, the Company converted all shares of Series A Common Stock to 19,000,000 shares of regular common stock on March 11, 2013, all shares of Series E Convertible Preferred Stock to 4,152,295 shares of common stock on March 11, 2013, and all outstanding senior convertible notes to 210,746 shares of Series G Convertible Preferred Stock and 8,220,150 shares of Common Stock on March 11, 2013. The company issued 3,740,000 Shares of Series G Convertible Preferred Stock in exchange for the BIMI common stock on March 13, 2013. On March 22, 2013, the Company issued 2,500 shares of Series H Convertible Preferred Stock. On May 14, 2013, the Company converted all shares of Series C Convertible Preferred Stock to 1,875,000 shares of Common Stock.

As a result, at the time of filing of the Certificate Amendment, 2,481,913,195 shares of Common Stock were issued and outstanding, 3,970,746 shares of Series G Convertible Preferred Stock, issued in connection with the Merger Agreement, were issued and outstanding, and 2,500 shares of Series H Convertible Preferred Stock were issued and outstanding. After the effects of the reverse split implemented by the Certificate Amendment, there were 292,917 shares of the Company’s Common Stock issued and outstanding, 3,970,746 shares of the Company’s Series G Convertible Preferred Stock issued and outstanding, and 2,500 shares of Series H Convertible Preferred Stock issued and outstanding.

According to the Certificate of Designation establishing the Series G Convertible Preferred Stock, the Series G Convertible Preferred Stock is subject to an automatic forced conversion one business day following the date that a sufficient number of authorized and unissued shares of Common Stock becomes available to facilitate the conversion. By operation of the reverse stock split, filed on May 16, 2013, sufficient authorized and unissued shares of Common Stock became available, triggering an automatic conversion of all issued and outstanding Series G Convertible Preferred Stock to Common Stock on May 20, 2013. Those common shares in conversion of the Series G Convertible Preferred Stock have not yet been issued as of May 30, 2013. In accordance with a condition to the closing of the Merger Agreement, the Company will required that the Common Stock newly issued upon the conversion of the Series G Convertible Preferred Stock be subject to Lock Up and Leak Out Agreements that restrict the transferability of that Common Stock.

As a result of the Certificate Amendment and after the issuance of common shares in conversion of the Series G Convertible Preferred Stock, the Company expects to have approximately 40,000,000 shares of Common Stock issued and outstanding and 2,500 shares of Series H Convertible Preferred Stock issued and outstanding. The former Brazil Interactive Media Shareholders will then hold approximately 93.5% of the issued and outstanding Common Stock of the Company and the remaining 6.5% will be held by the Company's pre-merger shareholders. Although the Company has not yet, as of May 30, 2013, issued common stock in conversion of the Series G Convertible Preferred Stock, we expect to do so in the near future, predicated upon the execution of the Lock Up and Leak Out Agreements as a condition of the Merger Agreement.

Prior to the filing of the Certificate Amendment, the Company’s authorized capitalization consisted of 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01.  However, pursuant to the terms of the Merger Agreement, the Company filed the Certificate Amendment and decreased its authorized capital from 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01, to 100,000,000 shares of common stock, par value $0.00001, and 5,000,000 shares of preferred stock, par value $0.01.

Common Stock

We are currently authorized to issue 100,000,000 shares of common stock, par value $0.00001. As of May 30, 2013, 292,917 common shares were issued and outstanding. As discussed above, the Company expects to have approximately 40,000,000 shares of Common Stock issued and outstanding after the issuance of common shares in conversion of the Series G Convertible Preferred Stock, completing the merger transaction.

Warrants

None.

Dividend Policy

We have not paid any cash dividends on Series G Convertible Preferred Stock or Series H Convertible Preferred Stock or our Common Stock and we have no intention of paying any dividends on any of our shares of common stock or preferred stock in the near future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

Not applicable.

RECENT SALES OF UNREGISTERED SECURITIES

For information about recent sales of unregistered securities, please see Item 3.02 below and the Company’s Current Report on Form 8-K, as filed on March 28, 2013.

DESCRIPTION OF SECURITIES

Prior to the filing of the Certificate Amendment pursuant to the Merger Agreement, the Company’s authorized capitalization consisted of 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01.  However, pursuant to the terms of the Merger Agreement, the Company filed the Certificate Amendment and decreased its authorized capital from 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01, to 100,000,000 shares of common stock, par value $0.00001, and 5,000,000 shares of preferred stock, par value $0.01. As of May 30, 2013, 292,917 common shares were issued and outstanding. The Company expects to have approximately 40,000,000 shares of Common Stock issued and outstanding in the near future, after the issuance of common shares in conversion of the Series G Convertible Preferred Stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters for which shareholders are able to vote. The holders of our common stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voting in the election of directors can elect all of the directors then standing for election, subject to the rights of the holders of preferred stock, if and when issued. The holders of common stock have no preemptive or other subscription rights.

The holders of our common stock are entitled to receive dividends, if they are ever declared by the Board of Directors from legally available funds, with each share of common stock sharing equally in the dividends. The possible issuance of preferred stock with a preference over common stock as to dividends could impact the dividend rights of holders of our common stock.

There are no redemption provisions with respect to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

The by-laws provide that the number of directors shall be fixed by the board of directors. Any director of the Company may be removed from office with or without cause by the holders of a majority of the outstanding shares of the Company entitled to vote at an election of directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Delaware Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in accounting principles or disagreements with our auditors regarding applications of any accounting principles during the fiscal years ended June 30, 2012 and 2011.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 below, which is incorporated by reference herein.

Item 3.02          Unregistered Sales of Equity Securities.

In connection with the closing of the Merger Agreement on March 13, 2013, the Company issued 3,740,000 shares of the Company’s Series G Convertible Preferred Stock to the Brazil Interactive Media Shareholders in exchange for Brazil Interactive Media Shares. Due to the Brazil Interactive Media Shareholder's sophistication and the nature of the transaction, the issuances are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder. The exchange of the Brazil Interactive Media Shares for Series G Convertible Preferred Stock also qualifies as an the exemption from registration pursuant to Rule 506 of Regulation D promulgated under the Act.  The facts relied upon to make the exemption were, among other things, the representations made by the parties to the Merger Agreement, that there was no general solicitation and the limited number of participants.

On March 22, 2013, the Company entered into Stock Purchase Agreements (individually the “Purchase Agreement” and collectively the “Purchase Agreements”) with Dutchess Global Strategies Fund LLC, a New York limited liability company (“Dutchess Global”), and Dutchess Opportunity Fund II LP, a Delaware limited partnership (“Dutchess Opportunity”, and with Dutchess Global, collectively the “Dutchess Funds” or the “Purchasers”).  The Purchase Agreements provided for the purchase by the Dutchess Funds of an aggregate of 2,500 shares of the Company’s Series H Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a purchase price of $100.00 per share (the “Offering”). The Preferred Shares may be convertible into the Company’s Common Stock, at the sole option of the holder, at a conversion price of $0.30 per share.  In addition to the Preferred Shares, the Company also agreed to issue to the Dutchess Funds five-year warrants to purchase, in the aggregate, 208,334 shares of the Company’s Common Stock at an exercise price of $0.60 per share (the “Warrants”). The Offering consists of the Company’s Series H Convertible Preferred Stock, par value $0.01 per share, with 30,000 shares authorized, the terms of which are defined pursuant to the certificate of designation filed with the state of Delaware Division of Corporations.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 5.01         Changes in Control of Registrant

As set forth in more detail in Item 2.01 above, which information is hereby incorporated by referenced into this Item 5.01, as of the Closing Date, former Brazil Interactive Media Shareholders hold approximately 93.5% of the issued and outstanding Series G Convertible Preferred Stock and control the post-exchange Company.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the Merger Agreement, James R. Arabia resigned from his positions as Chief Executive Officer and director, and Matthew Malesek resigned as director, effective as of the Closing Date.  Themistocles Psomiadis was appointed to serve as Chief Executive Officer, Jesus Quintero was appointed as the Chief Financial Officer and Alan T. Hawkins was appointed to serve as secretary.  A description of the business experience of the individuals named above over the past five years can be found in Item 2.01 of the Current Report. Mr. Arabia and Mr. Malesek will be replaced on the Company’s board of directors by Messrs. Themistocles Psomiadis and Michael A. Novielli.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the Company filed a Certificate of Amendment to amend its Articles of Incorporation in order to change its name to Brazil Interactive Media, Inc. and to decrease the Company’s authorized capital stock from 5,000,000,000 to 100,000,000.  These amendments to the Company’s Articles of Incorporation have been previously approved by shareholders of the Company with voting rights representing approximately 52% of the Company’s outstanding stock.

In addition, the Company’s Board of Directors has determined to change the Company’s fiscal year end to December 31, which is the fiscal year end of Brazil Interactive Media, the accounting acquirer.

Item 5.06         Change in Shell Company Status.

Upon completion of the transactions contemplated by the Merger Agreement, which are described in more detail in Item 2.01 above, management has determined that, as of the Closing Date, the Company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Prior to the Closing Date, the Company had no or nominal operation or assets.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger between Naturewell, Incorporated, BIMI Acquisition Corp., and Brazil Interactive Media, Inc., dated March 13, 2013*
3.1	Certificate of Merger for BIMI Acquisition Corp. and Brazil Interactive Media, Inc., dated March 27, 2013**
3.2	Certificate of Amendment of Naturewell, Incorporated, dated May 16, 2013**
10.1	English Translation of Lease Agreement between MKD Agência de Comunicação e Marketing S/C Ltda. and EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda., effective as of December 1, 2012**
10.2	English Translation of Content Provision and Service Agreement by and between 14 Brasil Telecom Celular S.A., TNL PCS S.A., and EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda., dated October 1, 2010**
99.1	Audited Financial statements for the fiscal year ended December 31, 2012 and 2011 and related notes***

 *Previously filed in the Original Filing.

 **Previously filed in the First Amended Filing.

***Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013

Brazil Interactive Media, Inc.

/s/Themistocles Psomiadis

Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger between Naturewell, Incorporated, BIMI Acquisition Corp., and Brazil Interactive Media, Inc., dated March 13, 2013*
3.1	Certificate of Merger for BIMI Acquisition Corp. and Brazil Interactive Media, Inc., dated March 27, 2013**
3.2	Certificate of Amendment of Naturewell, Incorporated, dated May 16, 2013**
10.1	English Translation of Lease Agreement between MKD Agência de Comunicação e Marketing S/C Ltda. and EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda., effective as of December 1, 2012**
10.2	English Translation of Content Provision and Service Agreement by and between 14 Brasil Telecom Celular S.A., TNL PCS S.A., and EsoTV Brasil Promoção Publicidade Licenciamento e Comércio Ltda., dated October 1, 2010**
99.1	Audited Financial statements for the fiscal year ended December 31, 2012 and 2011 and related notes***

 *Previously filed in the Original Filing.

 **Previously filed in the First Amended Filing.

***Filed Herewith.